EXHIBIT 99.(c)(2)

Centerboard
Securities
Discussion Materials
November 14, 2012
Project Northstar
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL

Commercial	Location	2006	2007	Occupancy 2008	2009	2010	2011	October 2012 YTD
1 NTS Center	Louisville, KY	76.0%	78.0%	87.0%	52.0%	57.0%	82.0%	82.1%
2 Clarke American	Louisville, KY	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
3 Lakeshore Business Center Phase I	Fort Lauderdale, FL	67.0%	73.0%	86.0%	89.0%	82.0%	82.0%	89.2%
4 Lakeshore Business Center Phase II	Fort Lauderdale, FL	87.0%	82.0%	73.0%	65.0%	79.0%	74.0%	70.8%
5 Lakeshore Business Center Phase III	Fort Lauderdale, FL	87.0%	98.0%	100.0%	100.0%	100.0%	100.0%	79.8%
6 Peachtree Corporate Center	Atlanta, GA	88.0%	84.0%	82.0%	76.0%	71.0%	75.0%	69.3%
7 Bed, Bath & Beyond	Louisville, KY	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
8 Springs Station	Louisville, KY	89.0%	69.0%	60.0%	94.0%	100.0%	69.0%	59.3%

Multifamily	Location	2006	2007	Occupancy 2008	2009	2010	2011	October 2012 YTD
9 Park Place Apartments	Lexington, KY	90.0%	95.0%	96.0%	94.0%	95.0%	97.0%	96.0%
10 The Willows of Plainview Apartments	Louisville, KY	95.0%	96.0%	95.0%	96.0%	97.0%	98.0%	98.0%
11 Willow Lake Apartments	Indianapolis, IN	95.0%	97.0%	96.0%	94.0%	98.0%	98.0%	94.0%
12 The Lakes Apartments	Indianapolis, IN	97.0%	97.0%	94.0%	93.0%	96.0%	98.0%	95.0%
13 The Grove at Richland Apartments	Nashville, TN	97.0%	95.0%	95.0%	94.0%	97.0%	99.0%	98.0%
14 The Grove at Whitworth Apartments	Nashville, TN	97.0%	96.0%	94.0%	93.0%	97.0%	99.0%	97.0%
15 The Grove at Swift Creek Apartments	Richmond, VA	95.0%	94.0%	88.0%	88.0%	91.0%	92.0%	90.0%
16 Castle Creek Apartments	Indianapolis, IN	96.0%	97.0%	96.0%	92.0%	98.0%	97.0%	95.0%
17 Lake Clearwater Apartments	Indianapolis, IN	91.0%	95.0%	95.0%	93.0%	96.0%	96.0%	98.0%
18 Parks Edge Apartments at Shelby Farms	Memphis, TN	N/A	N/A	90.0%	94.0%	98.0%	97.0%	96.0%
19 Golf Brook Apartments	Orlando, FL	N/A	N/A	N/A	93.0%	93.0%	95.0%	94.0%
20 Sabal Park Apartments	Orlando, FL	N/A	N/A	N/A	92.0%	94.0%	96.0%	96.0%
21 Lakes Edge Apartments	Orlando, FL	N/A	N/A	N/A	N/A	91.0%	89.0%	92.0%
22 The Overlook at St. Thomas Apartments	Louisville, KY	N/A	93.0%	90.0%	93.0%	95.0%	97.0%	97.0%
23 Creek's Edge at Stony Point Apartments	Richmond, VA	N/A	84.0%	87.0%	91.0%	94.0%	94.0%	94.0%

Project Northstar| Page 2
Centerboard
Securities
Occupancy by Property
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Excludes Campus One.

Rent Growth				
Commercial	**Location**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012E (1)**
1 NTS Center	Louisville, KY	N/A	1.3%	2.9%	8.4%	-0.3%	-2.4%	-3.2%
2 Clarke American	Louisville, KY	N/A	0.0%	0.0%	0.0%	-7.3%	-15.2%	1.5%
3 Lakeshore Business Center Phase I	Fort Lauderdale, FL	N/A	-3.3%	1.9%	2.3%	1.5%	-1.2%	-0.9%
4 Lakeshore Business Center Phase II	Fort Lauderdale, FL	N/A	1.8%	7.9%	5.2%	21.2%	-1.8%	-2.6%
5 Lakeshore Business Center Phase III	Fort Lauderdale, FL	N/A	-6.0%	1.7%	3.4%	3.1%	2.9%	1.5%
6 Peachtree Corporate Center	Atlanta, GA	N/A	-1.0%	1.7%	1.3%	-0.6%	0.5%	-0.6%
7 Bed, Bath & Beyond	Louisville, KY	N/A	0.0%	0.0%	0.0%	4.2%	0.4%	0.0%
8 Springs Station	Louisville, KY	N/A	-1.5%	-1.8%	-5.6%	-5.3%	3.3%	0.7%

				Rent Growth				
Multifamily	**Location**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012E (1)**
9 Park Place Apartments	Lexington, KY	N/A	-1.2%	5.3%	0.4%	0.0%	1.9%	3.3%
10 The Willows of Plainview Apartments	Louisville, KY	N/A	6.3%	3.1%	1.2%	1.6%	4.7%	4.8%
11 Willow Lake Apartments	Indianapolis, IN	N/A	5.3%	4.3%	1.3%	0.2%	10.2%	5.5%
12 The Lakes Apartments	Indianapolis, IN	N/A	4.6%	3.2%	0.3%	0.1%	7.0%	9.2%
13 The Grove at Richland Apartments	Nashville, TN	N/A	N/A	3.9%	0.0%	0.8%	4.3%	3.4%
14 The Grove at Whitworth Apartments	Nashville, TN	N/A	N/A	3.9%	0.0%	0.9%	5.2%	3.6%
15 The Grove at Swift Creek Apartments	Richmond, VA	N/A	N/A	5.8%	3.0%	-0.7%	0.0%	2.6%
16 Castle Creek Apartments	Indianapolis, IN	N/A	N/A	3.0%	0.5%	0.1%	5.4%	5.4%
17 Lake Clearwater Apartments	Indianapolis, IN	N/A	N/A	2.4%	1.7%	0.4%	1.5%	6.6%
18 Parks Edge Apartments at Shelby Farms	Memphis, TN	N/A	N/A	N/A	N/A	0.2%	3.0%	1.9%
19 Golf Brook Apartments	Orlando, FL	N/A	N/A	N/A	N/A	N/A	1.2%	2.7%
20 Sabal Park Apartments	Orlando, FL	N/A	N/A	N/A	N/A	N/A	0.9%	5.5%
21 Lakes Edge Apartments	Orlando, FL	N/A	N/A	N/A	N/A	N/A	N/A	0.3%
22 The Overlook at St. Thomas Apartments	Louisville, KY	N/A	N/A	N/A	-0.6%	1.0%	3.4%	5.9%
23 Creek's Edge at Stony Point Apartments	Richmond, VA	N/A	N/A	N/A	-0.8%	0.5%	1.1%	3.7%

Project Northstar| Page 3
Centerboard
Securities
Rent Growth by Property
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Excludes Campus One.
(1) YTD 9/30/12 grossed up for a full year.

Commercial	Ownership	Allocated Revenue						
		2006	2007	2008	2009	2010	2011	2012E [1]
1 NTS Center	100%	$1,316,619	$1,373,373	$1,692,889	$911,522	$1,045,144	$1,452,027	$1,435,451
2 Clarke American	100%	498,990	513,249	507,045	515,152	491,619	464,100	463,396
3 Lakeshore Business Center Phase I	100%	1,427,016	1,539,840	1,744,900	1,848,098	1,800,982	1,735,793	1,945,511
4 Lakeshore Business Center Phase II	100%	1,497,150	1,475,582	1,691,798	1,307,107	1,738,025	1,756,721	1,553,698
5 Lakeshore Business Center Phase III	100%	738,962	819,711	814,076	842,125	861,929	875,309	778,613
6 Peachtree Corporate Center	100%	1,421,624	1,299,516	1,307,945	1,223,206	1,155,487	1,252,166	1,180,905
7 Bed, Bath & Beyond	100%	438,391	442,448	452,890	449,376	450,901	451,634	451,482
8 Springs Station	100%	269,968	267,682	176,500	273,564	225,506	169,565	167,841
Total:		**$7,608,720**	**$7,731,401**	**$8,388,043**	**$7,370,150**	**$7,769,593**	**$8,157,315**	**$7,976,897**
same store growth %		*N/A*	*1.6%*	*8.5%*	*-12.1%*	*5.4%*	*5.0%*	*-2.2%*

Multifamily	Ownership	Allocated Revenue						
		2006	2007	2008	2009	2010	2011	2012E [1]
9 Park Place Apartments	100%	$4,553,579	$4,900,544	$5,108,113	$5,090,964	$5,117,099	$5,331,134	$5,542,824
10 The Willows of Plainview Apartments	100%	2,854,599	2,999,596	3,158,151	3,229,403	3,319,413	3,494,639	3,648,307
11 Willow Lake Apartments	100%	2,191,229	2,265,006	2,343,553	2,364,605	2,420,101	2,553,247	2,635,921
12 The Lakes Apartments	100%	2,081,608	2,136,184	2,158,819	2,224,646	2,270,333	2,368,818	2,463,652
13 The Grove at Richland Apartments	100%	3,902,684	4,357,850	4,571,861	4,385,403	4,474,574	4,985,364	5,241,405
14 The Grove at Whitworth Apartments	100%	3,887,135	4,420,103	4,538,201	4,358,254	4,418,667	4,944,987	5,256,468
15 The Grove at Swift Creek Apartments	100%	2,358,906	2,782,528	2,713,664	2,645,923	2,712,406	2,824,935	2,882,913
16 Castle Creek Apartments	100%	2,239,527	3,025,057	3,115,558	2,947,642	3,053,892	3,164,749	3,352,112
17 Lake Clearwater Apartments	100%	1,783,371	2,407,120	2,520,877	2,444,836	2,418,270	2,521,584	2,727,542
18 Parks Edge Apartments at Shelby Farms	100%	N/A	N/A	2,206,919	4,385,794	4,536,445	4,967,975	5,331,065
19 Golf Brook Apartments	51%	N/A	N/A	N/A	772,411	1,412,261	1,536,524	1,612,646
20 Sabal Park Apartments	51%	N/A	N/A	N/A	557,072	1,024,482	1,082,686	1,148,909
21 Lakes Edge Apartments	74%	N/A	N/A	N/A	N/A	90,471	2,956,440	3,257,925
22 The Overlook at St. Thomas Apartments	60%	N/A	2,534,186	3,188,865	3,318,910	3,497,984	3,718,731	3,897,448
23 Creek's Edge at Stony Point Apartments	51%	N/A	510,584	1,368,188	1,377,273	1,484,196	1,474,770	1,494,900
Total:		**$25,852,637**	**$32,338,757**	**$36,992,770**	**$40,103,136**	**$42,250,593**	**$47,926,583**	**$50,494,036**
same store growth %		*N/A*	*5.3%*	*3.2%*	*-1.1%*	*2.4%*	*6.7%*	*5.4%*
Grand Total:		**$33,461,357**	**$40,070,158**	**$45,380,813**	**$47,473,286**	**$50,020,186**	**$56,083,898**	**$58,470,933**
same store growth %		*N/A*	*3.9%*	*4.3%*	*-3.3%*	*2.9%*	*6.4%*	*4.3%*

Project Northstar| Page 4
Centerboard
Securities
Allocated Revenues by Property
Note: Excludes Campus One.
(1) August forecast provided by Management.
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL

Commercial	Ownership	2006	2007	2008	Allocated NOI 2009	2010	2011	2012E [1]
1 NTS Center	100%	$774,601	$824,404	$1,009,481	$298,125	$427,506	$524,011	$704,867
2 Clarke American	100%	385,041	399,572	371,845	403,750	388,741	367,119	333,525
3 Lakeshore Business Center Phase I	100%	620,226	745,172	903,304	920,538	863,759	762,769	927,025
4 Lakeshore Business Center Phase II	100%	740,194	747,965	874,378	441,607	789,938	826,022	571,989
5 Lakeshore Business Center Phase III	100%	343,111	491,552	446,280	451,289	468,756	460,948	362,640
6 Peachtree Corporate Center	100%	985,170	861,940	865,076	736,519	667,263	668,153	641,494
7 Bed, Bath & Beyond	100%	343,333	339,110	350,641	338,158	357,102	348,822	357,583
8 Springs Station	100%	187,931	178,633	90,137	172,861	137,308	82,510	85,691
Total:		**$4,379,607**	**$4,588,347**	**$4,911,141**	**$3,762,846**	**$4,100,373**	**$4,040,355**	**$3,984,814**
same store growth %		*N/A*	*4.8%*	*7.0%*	*-23.4%*	*9.0%*	*-1.5%*	*-1.4%*
NOI Margin		*58%*	*59%*	*59%*	*51%*	*53%*	*50%*	*50%*

Multifamily	Ownership	2006	2007	2008	Allocated NOI 2009	2010	2011	2012E [1]
9 Park Place Apartments	100%	$2,159,207	$2,502,732	$2,971,718	$2,820,625	$2,849,161	$2,351,256	$2,439,586
10 The Willows of Plainview Apartments	100%	1,274,913	1,398,279	1,184,821	1,656,737	1,447,738	1,762,885	1,840,749
11 Willow Lake Apartments	100%	763,010	722,957	907,047	762,038	1,135,938	822,856	1,089,163
12 The Lakes Apartments	100%	866,515	746,182	639,236	966,328	768,291	1,056,793	1,082,855
13 The Grove at Richland Apartments	100%	2,231,250	2,435,520	2,586,659	2,469,262	2,485,871	2,591,085	3,034,719
14 The Grove at Whitworth Apartments	100%	2,125,285	2,329,941	2,411,105	2,323,899	2,294,279	2,466,087	2,428,104
15 The Grove at Swift Creek Apartments	100%	1,245,887	1,506,200	1,428,620	1,367,329	1,315,157	1,341,103	1,512,157
16 Castle Creek Apartments	100%	1,109,817	1,461,632	1,169,925	1,250,742	1,664,881	1,569,261	1,681,147
17 Lake Clearwater Apartments	100%	879,624	1,126,166	1,030,555	1,107,045	971,262	1,137,316	1,308,663
18 Parks Edge Apartments at Shelby Farms	100%	N/A	N/A	890,105	1,624,559	1,724,810	1,593,515	2,186,777
19 Golf Brook Apartments	51%	N/A	N/A	N/A	181,602	380,311	638,097	641,448
20 Sabal Park Apartments	51%	N/A	N/A	N/A	175,386	253,915	347,868	359,926
21 Lakes Edge Apartments	74%	N/A	N/A	N/A	N/A	N/A	800,878	1,433,385
22 The Overlook at St. Thomas Apartments	60%	N/A	1,250,962	1,583,655	1,695,915	1,837,238	1,897,115	1,543,619
23 Creek's Edge at Stony Point Apartments	51%	N/A	249,598	714,762	755,104	848,376	830,244	846,541
Total:		**$12,655,507**	**$15,730,170**	**$17,518,210**	**$19,156,570**	**$19,977,227**	**$21,206,358**	**$23,428,839**
same store growth %		*N/A*	*6.1%*	*0.7%*	*3.3%*	*2.9%*	*2.1%*	*10.5%*
NOI Margin		*49%*	*49%*	*47%*	*48%*	*47%*	*44%*	*46%*
Grand Total:		**$17,035,114**	**$20,318,517**	**$22,429,351**	**$22,919,416**	**$24,077,600**	**$25,246,713**	**$27,413,652**
same store growth %		*N/A*	*5.5%*	*2.2%*	*-2.8%*	*3.9%*	*1.5%*	*8.6%*
NOI Margin		*51%*	*51%*	*49%*	*48%*	*48%*	*45%*	*47%*

Project Northstar| Page 5
Centerboard
Securities
Allocated NOI by Property
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Excludes Campus One.
(1) August forecast provided by Management.

Commercial	2006	2007	2008	2009	2010	2011	2012E[1]	7-year avg.
		Repairs & Maintenance Percentage of Rent Possible						
1 NTS Center	6%	5%	8%	5%	5%	7%	7%	6%
2 Clarke American	2%	2%	4%	4%	3%	2%	9%	4%
3 Lakeshore Business Center Phase I	11%	10%	10%	12%	12%	13%	19%	12%
4 Lakeshore Business Center Phase II	9%	7%	9%	12%	10%	9%	16%	10%
5 Lakeshore Business Center Phase III	6%	8%	8%	12%	10%	12%	14%	10%
6 Peachtree Corporate Center	5%	4%	3%	5%	5%	11%	8%	6%
7 Bed, Bath & Beyond	4%	4%	4%	8%	4%	5%	4%	5%
8 Springs Station	4%	3%	4%	9%	6%	6%	4%	5%
Total:	**7%**	**6%**	**7%**	**8%**	**7%**	**9%**	**12%**	**8%**

Multifamily	2006	2007	2008	2009	2010	2011	2012E[1]	7-year avg.[2]
		Repairs & Maintenance Percentage of Rent Possible						
9 Park Place Apartments	14%	15%	10%	10%	11%	23%	23%	15%
10 The Willows of Plainview Apartments	13%	14%	25%	13%	21%	14%	16%	17%
11 Willow Lake Apartments	16%	16%	23%	13%	13%	26%	14%	17%
12 The Lakes Apartments	11%	11%	10%	9%	22%	14%	8%	12%
13 The Grove at Richland Apartments	5%	6%	5%	5%	7%	13%	9%	7%
14 The Grove at Whitworth Apartments	5%	7%	6%	5%	8%	13%	19%	9%
15 The Grove at Swift Creek Apartments	7%	7%	7%	8%	12%	14%	9%	9%
16 Castle Creek Apartments	7%	7%	8%	10%	7%	10%	8%	8%
17 Lake Clearwater Apartments	7%	8%	8%	7%	15%	12%	8%	9%
18 Parks Edge Apartments at Shelby Farms	N/A	N/A	7%	8%	8%	16%	10%	10%
19 Golf Brook Apartments	N/A	N/A	N/A	24%	25%	18%	21%	11%
20 Sabal Park Apartments	N/A	N/A	N/A	14%	26%	23%	26%	11%
21 Lakes Edge Apartments	N/A	N/A	N/A	N/A	N/A	18%	10%	11%
22 The Overlook at St. Thomas Apartments	N/A	11%	10%	10%	12%	15%	27%	14%
23 Creek's Edge at Stony Point Apartments	N/A	5%	5%	5%	8%	6%	7%	6%
Total:	**9%**	**10%**	**10%**	**9%**	**13%**	**16%**	**15%**	**11%**
Grand Total:	**9%**	**9%**	**9%**	**9%**	**12%**	**15%**	**15%**	**11%**

Project Northstar| Page 6
Centerboard
Securities
Repairs & Maintenance by Property
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Excludes Campus One.
(1) August forecast provided by Management.
(2) Golf Brook, Sabal Park and Lakes Edge set equal to Northstar Multifamily 7-year average.

Commercial	Ownership	Allocated NOI 2012E [1]	R&M [2] Adjustment	Adjusted Allocated NOI 2012E
1 NTS Center	100%	$704,867	$16,366	$721,233
2 Clarke American	100%	333,525	23,770	357,295
3 Lakeshore Business Center Phase I	100%	927,025	88,591	1,015,616
4 Lakeshore Business Center Phase II	100%	571,989	88,135	660,124
5 Lakeshore Business Center Phase III	100%	362,640	26,137	388,777
6 Peachtree Corporate Center	100%	641,494	33,724	675,218
7 Bed, Bath & Beyond	100%	357,583	(2,223)	355,360
8 Springs Station	100%	85,691	(1,852)	83,839
Total:		**$3,984,814**	**$272,647**	**$4,257,461**
NOI Margin		*50%*		*53%*

Multifamily	Ownership	Allocated NOI 2012E [1]	R&M [2] Adjustment	Adjusted Allocated NOI 2012E
9 Park Place Apartments	100%	$2,439,586	$430,481	$2,870,067
10 The Willows of Plainview Apartments	100%	1,840,749	(21,154)	1,819,595
11 Willow Lake Apartments	100%	1,089,163	(87,468)	1,001,695
12 The Lakes Apartments	100%	1,082,855	(104,531)	978,324
13 The Grove at Richland Apartments	100%	3,034,719	114,859	3,149,578
14 The Grove at Whitworth Apartments	100%	2,428,104	526,036	2,954,140
15 The Grove at Swift Creek Apartments	100%	1,512,157	(20,182)	1,491,975
16 Castle Creek Apartments	100%	1,681,147	3,050	1,684,197
17 Lake Clearwater Apartments	100%	1,308,663	(37,796)	1,270,867
18 Parks Edge Apartments at Shelby Farms	100%	2,186,777	(16,416)	2,170,361
19 Golf Brook Apartments	51%	641,448	160,301	801,748
20 Sabal Park Apartments	51%	359,926	172,312	532,238
21 Lakes Edge Apartments	74%	1,433,385	(29,340)	1,404,045
22 The Overlook at St. Thomas Apartments	60%	1,543,619	473,739	2,017,358
23 Creek's Edge at Stony Point Apartments	51%	846,541	21,988	868,529
Total:		**$23,428,839**	**$1,585,879**	**$25,014,717**
NOI Margin		*46%*		*50%*
Grand Total:		**$27,413,652**	**$1,858,526**	**$29,272,178**
NOI Margin		*47%*		*50%*

Project Northstar| Page 7
Centerboard
Securities
Adjusted Allocated NOI by Property
Note: Excludes Campus One.
(1) August forecast provided by Management.
(2) Adjusted to reflect R&M 7-year average.
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL

Price per unit	$5.25	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00
Units Outstanding	11.1	11.1	11.1	11.1	11.1	11.1	11.1
Equity Value	$58.3	$66.6	$77.7	$88.8	$99.9	$111.0	$122.0
Consolidated Debt	264.2	264.2	264.2	264.2	264.2	264.2	264.2
Less: Cash	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Enterprise Value (consolidated basis)	$320.9	$329.2	$340.3	$351.4	$362.5	$373.6	$384.7
Plus: Current Liabilities	6.1	6.1	6.1	6.1	6.1	6.1	6.1
Plus: Accrued Property Taxes	4.0	4.0	4.0	4.0	4.0	4.0	4.0
Plus: Deferred Compensation [1]	0.6	0.7	0.9	1.0	1.1	1.2	1.4
Plus: Debt Adjustment for Joint Ventures	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Plus: Mark to Market of Debt [2]	30.8	30.8	30.8	30.8	30.8	30.8	30.8
Less: Current Assets	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)
Less: Prepaid Insurance	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Value of Commercial Development (Campus One)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)
Less: Value of Multifamily Development (Willows)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Total Operating Real Estate	**$363.8**	**$372.2**	**$383.5**	**$394.7**	**$405.9**	**$417.1**	**$428.3**

	Allocated NOI							
Implied Cap Rate - 2012E	**$27.4**	**7.5%**	**7.4%**	**7.1%**	**6.9%**	**6.8%**	**6.6%**	**6.4%**

Comps	*Sector*	*Markets*	*Implied Cap Rate* [3]	*Implied Price / Door* [3]
Associated Estates (AEC)	*Multifamily*	*Midwest, Mid-Atlantic, Sunbelt*	*7.7%*	*$105,955*
Colonial Properties (CLP)	*Multifamily (86%), Office/Retail (14%)*	*Primarily in the Sunbelt*	*6.9%*	*$95,616*
Mid-America (MAA)	*Multifamily*	*Primarily in the Sunbelt*	*6.7%*	*$93,328*
Highwoods Properties (HIW)	*Suburban Office*	*Primarily in the Southeast*	*7.3%*	*N/A*

Project Northstar| Page 8
Centerboard
Securities
Analysis of Various Prices
$ in millions except per share data
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Balance Sheet Data as of 9/30/2012.
(1) Based on 121,567 units as of 9/30/2012.
(2) Based on analysis prepared by Management for the 2012 Q3 10-Q.
(3) Based on balance sheet data as of 9/30/2012 and share prices as of 11/09/12.

Price per unit	$5.25	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00
Units Outstanding	11.1	11.1	11.1	11.1	11.1	11.1	11.1
Equity Value	$58.3	$66.6	$77.7	$88.8	$99.9	$111.0	$122.0
Consolidated Debt	264.2	264.2	264.2	264.2	264.2	264.2	264.2
Less: Cash	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Enterprise Value (consolidated basis)	$320.9	$329.2	$340.3	$351.4	$362.5	$373.6	$384.7
Plus: Current Liabilities	6.1	6.1	6.1	6.1	6.1	6.1	6.1
Plus: Accrued Property Taxes	4.0	4.0	4.0	4.0	4.0	4.0	4.0
Plus: Deferred Compensation [1]	0.6	0.7	0.9	1.0	1.1	1.2	1.4
Plus: Debt Adjustment for Joint Ventures	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Plus: Mark to Market of Debt [2]	30.8	30.8	30.8	30.8	30.8	30.8	30.8
Less: Current Assets	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)	(5.9)
Less: Prepaid Insurance	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Value of Commercial Development (Campus One)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)
Less: Value of Multifamily Development (Willows)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Total Operating Real Estate (before CapEx adj.)	**$363.8**	**$372.2**	**$383.5**	**$394.7**	**$405.9**	**$417.1**	**$428.3**

	Adj. Allocated NOI							
With $5mm CapEx adjustment		$368.8	$377.2	$388.5	$399.7	$410.9	$422.1	$433.3
Implied Cap Rate - 2012E	**$29.3**	**7.9%**	**7.8%**	**7.5%**	**7.3%**	**7.1%**	**6.9%**	**6.8%**
With $10mm CapEx adjustment		$373.8	$382.2	$393.5	$404.7	$415.9	$427.1	$438.3
Implied Cap Rate - 2012E	**$29.3**	**7.8%**	**7.7%**	**7.4%**	**7.2%**	**7.0%**	**6.9%**	**6.7%**
With $15mm CapEx adjustment		$378.8	$387.2	$398.5	$409.7	$420.9	$432.1	$443.3
Implied Cap Rate - 2012E	**$29.3**	**7.7%**	**7.6%**	**7.3%**	**7.1%**	**7.0%**	**6.8%**	**6.6%**

Comps	*Sector*	*Markets*	*Implied Cap Rate* [3]	*Implied Price / Door* [3]
Associated Estates (AEC)	*Multifamily*	*Midwest, Mid-Atlantic, Sunbelt*	*7.7%*	*$105,955*
Colonial Properties (CLP)	*Multifamily (86%), Office/Retail (14%)*	*Primarily in the Sunbelt*	*6.9%*	*$95,616*
Mid-America (MAA)	*Multifamily*	*Primarily in the Sunbelt*	*6.7%*	*$93,328*
Highwoods Properties (HIW)	*Suburban Office*	*Primarily in the Southeast*	*7.3%*	*N/A*

Project Northstar| Page 9
Centerboard
Securities
Analysis of Various Prices
$ in millions except per share data
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Balance Sheet Data as of 9/30/2012.
(1) Based on 121,567 units as of 9/30/2012.
(2) Based on analysis prepared by Management for the 2012 Q3 10-Q.
(3) Based on balance sheet data as of 9/30/2012 and share prices as of 11/09/12.

NAV Per Unit Sensitivity Analysis								
Multifamily Cap Rate (Blended)				6.50%	6.75%	7.00%	7.25%	7.50%
Implied Price Per Door				$100,545	$96,821	$93,363	$90,144	$87,139
Commercial Cap Rate (Blended)	8.00%	Implied Price Per SF	$81	$11.02	$9.73	$8.54	$7.43	$6.39
	8.50%		$77	$10.73	$9.45	$8.26	$7.15	$6.11
	9.00%		$72	$10.48	$9.20	$8.01	$6.90	$5.86
	9.50%		$69	$10.26	$8.97	$7.78	$6.67	$5.63
	10.00%		$65	$10.06	$8.77	$7.58	$6.47	$5.43

Blended Cap Rate Sensitivity Analysis								
Multifamily Cap Rate (Blended)				6.50%	6.75%	7.00%	7.25%	7.50%
Implied Price Per Door				$100,545	$96,821	$93,363	$90,144	$87,139
Commercial Cap Rate (Blended)	8.00%	Implied Price Per SF	$81	6.7%	6.9%	7.1%	7.4%	7.6%
	8.50%		$77	6.7%	7.0%	7.2%	7.4%	7.6%
	9.00%		$72	6.8%	7.0%	7.2%	7.5%	7.7%
	9.50%		$69	6.8%	7.0%	7.3%	7.5%	7.7%
	10.00%		$65	6.8%	7.1%	7.3%	7.6%	7.8%

Project Northstar| Page 10
Centerboard
Securities
NAV Sensitivity Analysis
DRAFT | PRIVILEGED & CONFIDENTIAL
SUBJECT TO FURTHER ANALYSIS AND REVISION - NOT FINAL
Note: Assumes $10 million CapEx adjustment.